UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 5, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38090	81-5223109
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9651 Katy Freeway, Suite 300

Houston, Texas 77024

(Address of principal executive offices)

(Zip Code)

(281) 501-3070

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	“SEI”	New York Stock Exchange
(indicate by check mark)
NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On May 5, 2026, Solaris Energy Infrastructure, Inc. (the “Company”), Solaris Energy Infrastructure, LLC, a subsidiary of the Company (the “Issuer”), and the subsidiary guarantors named therein (the “Subsidiary Guarantors”) entered into a purchase agreement (the “Purchase Agreement”) with Goldman Sachs & Co. LLC, as representative of the several initial purchasers named therein (collectively, the “Initial Purchasers”), under which they agreed to sell $1.3 billion aggregate principal amount of the Issuer’s 6.375% Senior Notes due 2031 (the “Notes”) in a private placement conducted pursuant to Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Offering”). The Notes will mature on May 15, 2031. The Notes will be issued at par for total net proceeds of approximately $1,279.3 million, after deducting the Initial Purchasers’ discount and estimated offering expenses. The closing of the issuance of the Notes is expected to occur on May 12, 2026, subject to customary closing conditions. The Issuer intends to use the net proceeds from the Offering to repay certain of the Company’s outstanding borrowings, to pay related fees and expenses and for general corporate purposes, including to fund growth capital expenditures.

Certain of the Initial Purchasers and/or their affiliates are lenders under the Company’s bridge term loan and, as a result, will receive a portion of the net proceeds from this Offering.

The Purchase Agreement contains customary representations, warranties and agreements of the Company, the Issuer and the Subsidiary Guarantors and customary conditions to closing, indemnification rights, obligations of the parties and termination provisions.

The foregoing description of the Purchase Agreement is qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01.	Other Events.

On May 5, 2026, the Company issued a press release announcing the pricing of the Notes described in Item 1.01 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Purchase Agreement, dated May 5, 2026, by and among Solaris Energy Infrastructure, Inc., Solaris Energy Infrastructure, LLC and the Subsidiary Guarantors and Goldman Sachs & Co. LLC, as representative of the Initial Purchasers, relating to the Offering.

99.1	Press Release dated May 5, 2026.

104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 6, 2026

SOLARIS ENERGY INFRASTRUCTURE, INC.

By:	/s/ STEPHAN E. TOMPSETT
Name:	Stephan E. Tompsett
Title:	Chief Financial Officer

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